     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2000



                                                      REGISTRATION NO. 333-32864

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                KOZMO.COM, INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                  5961                                 13-3956223
   (State or other jurisdiction of           (Primary Standard Industrial        (I.R.S. Employer Identification No.)
    incorporation or organization            Classification Code Number)

                            ------------------------

                         80 BROAD STREET, 18(TH) FLOOR
                            NEW YORK, NEW YORK 10004
                                 (212) 797-1330
   (Address and telephone number of Registrant's principal executive offices)
                         ------------------------------

                                 GERARDO BURDO
                            CHIEF FINANCIAL OFFICER
                                KOZMO.COM, INC.
                         80 BROAD STREET, 18(TH) FLOOR
                            NEW YORK, NEW YORK 10004
                                 (212) 797-1330
           (Name, address and telephone number of agent for service)
                         ------------------------------

                                   COPIES TO:

       RICHARD B. VILSOET, ESQ.                  STEPHEN H. COOPER, ESQ.
        SPENCER D. KLEIN, ESQ.                 WEIL, GOTSHAL & MANAGES LLP
          SHEARMAN & STERLING                       767 FIFTH AVENUE
         599 LEXINGTON AVENUE                   NEW YORK, NEW YORK 10153
       NEW YORK, NEW YORK 10022                      (212) 310-8000
            (212) 848-4000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
     TITLE OF EACH CLASS OF            AMOUNT TO BE           OFFERING PRICE            AGGREGATE              REGISTRATION
  SECURITIES TO BE REGISTERED         REGISTERED (1)          PER SHARE (2)         OFFERING PRICE (2)             FEE
Common Stock, par value
  $0.001 per share..............                                    $                  $150,000,000              $39,600

(1) Includes shares that the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    This Amendment No. 1 is being filed solely for the purpose of filing certain exhibits to the Registrant's Statement Registration No. 33-32864. This Amendment No. 1 does not contain copies of the Prospectus included in the Registration Statement or Part II thereof, which are unchanged from the Registration Statement filed on March 21, 2000.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 5th day of April, 2000.


                                                       KOZMO.COM, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                            Name: Joseph Park
                                                            Title: Chairman of the Board and Chief
                                                                   Executive Officer


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                    TITLE                      DATE
                      ---------                                    -----                      ----
                          *
     -------------------------------------------       Chairman of the Board and         April 5, 2000
                  Name: Joseph Park                    Chief Executive Officer

/s/ YONG KANG
-------------------------------------------            President and Director and        April 5, 2000
Name: Yong Kang                                        Attorney-in-Fact

                          *
     -------------------------------------------       Chief Financial Officer and       April 5, 2000
                 Name: Gerardo Burdo                   Attorney-in-Fact

                          *
     -------------------------------------------                  Director               April 5, 2000
                  Name: Hugh Evans

                          *
     -------------------------------------------                  Director               April 5, 2000
                 Name: Robert Greene

                          *
     -------------------------------------------                  Director               April 5, 2000
                Name: Seth Goldstein

                          *
     -------------------------------------------                  Director               April 5, 2000
                Name: Jerry Gallagher

                          *
     -------------------------------------------                  Director               April 5, 2000
                   Name: Jack Chen

                                    EXHIBITS


       EXHIBIT
       NUMBER               DESCRIPTION
---------------------       -----------
          1.1*              Form of Underwriting Agreement

          3.1**             Amended and Restated Certificate of Incorporation of
                            Kozmo.com, Inc.

          3.2**             Amended and Restated By-Laws

          4.1**             Registration Rights Agreement

          4.2*              Form of Common Stock Certificate

          5.1*              Opinion of Shearman & Sterling, including consent

         10.1+              Strategic Agreement between Starbucks Corporation and
                            Kozmo.com, Inc. dated February 12, 2000

         10.2+              Supply and Delivery Agreement between Amazon.com LLC and
                            Kozmo.com, Inc. dated March 13, 2000

         10.3+ Right of use agreement between Warner Home Video and Kozmo.com, Inc. dated February 28, 2000

         10.4+              Letter agreement between Columbia TriStar Home Video, Inc.
                            and Kozmo.com, Inc. dated March 10, 2000

         10.5**             Employment Agreement with Joseph Park dated October 4, 1999

         10.6**             Employment Agreement with Yong Kang dated October 4, 1999

         10.7**             Letter Agreement with Gerardo Burdo effective November 1,
                            1999

         10.8**             Letter Agreement with Kenneth "Skip" Trevathan effective
                            November 15, 1999

         10.9**             Letter Agreement with Christopher Shimojima effective
                            December 20, 1999

        10.10**             Letter Agreement with William Herald effective February 14,
                            2000

        10.11**             Kozmo.com, Inc. 1999 Incentive Stock Option Plan

        10.12**             Kozmo.com, Inc. 1999 Stock Option Plan

        10.13**             Kozmo.com, Inc. 1997 Stock Option Plan

         23.1**             Consent of Independent Auditors

         23.2*              Consent of Counsel (Included in Exhibits 5.1)

         24.1**             Power of Attorney (see page II-6)

         27.1**             Financial Data Schedule


------------------------

*   to be filed by amendment.


**  Previously Filed.



+   Confidential Treatment Requested.